Press Release

Vsource®Creates Advisory Board

LA JOLLA, Calif. - August 22, 2005 - Vsource, Inc. (OTCBB: VSCE) today announced the formation of an Advisory Board. Seven initial members have been appointed. The founding members are as follows:

➢	John J. Beaghan, Partner, Managing Director and Head of Technology Practice, USBX;
➢	Stuart Epstein, Managing Director and Co-Head of Media Group, Investment Banking Division, Morgan Stanley, Inc.;
➢	William Houlihan, Executive Vice President and Chief Financial Officer, Metris Companies, Inc.;
➢	J. Michael Issa, Vice Chairman and Managing Director, Ballenger Cleveland ∓ Issa, LLC;
➢	I. Bobby Majumder, Partner, Hughes ∓ Luce, L.L.P.,
➢	William J. McGrath, Vice Chairman and Managing Director, Glencoe Capital; and
➢	John Vangel, Partner, Hidden River Ventures LLC.

The goal of the Advisory Board is to enhance the Company's strategic development, increase its market visibility and provide diverse market knowledge and expertise from established leaders and experts. The Advisory Board will provide counsel to the Company's management on issues ranging from strategy to operations.

David Hirschhorn, the Co-Chief Executive Officer of the Company, said "The newly created Advisory Board will allow us to tap into critical advice, judgment and perspective that will be of great value as we plot and execute on Vsource's forward direction."

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the factors detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and the Company undertakes no obligation to update these statements in light of future events or otherwise.

Vsource and the Vsource logo are registered trademarks of Vsource, Inc.

For more information contact: David Hirschhorn at (818) 887-6659.